Exhibit 99.1
Thryv Grows SaaS Revenue 24% in First Quarter 2024,
Raises Full Year SaaS Guidance

–Grows SaaS subscribers 30% year-over-year
–Optimizes capital structure by refinancing maturing credit facility
–Announces $40 million inaugural share repurchase program

DALLAS, May 2, 2024 – Thryv Holdings, Inc. (NASDAQ:THRY) (“Thryv” or the “Company”), the provider of Thryv®, the leading small business software platform, reported SaaS revenue growth of 24% year-over-year in the first quarter of 2024.

“We are pleased with our first quarter results and are raising SaaS guidance for the full year,” said Joe Walsh, Thryv Chairman and CEO. “Today’s authorization of our first-ever share repurchase program demonstrates the confidence we have in our continued financial momentum and business trajectory. We have also finalized a more flexible credit agreement that provides us incremental cost savings as well as enhanced financial flexibility. Further development of our market-leading software is now in the capable hands of Rees Johnson, our new Chief Product Officer, who will direct the evolution of our product strategy. Rees has over 20 years of product leadership experience and will bring a collaborative and quality focused discipline to our product process.”

“It's exciting to be leading the next phase of growth in Thryv's platform innovation and ensuring all of our clients experience the value of our products,” said Rees Johnson, Chief Product Officer. “I can't think of many jobs more challenging than that of a small business owner, and it's an honor to lead a talented product team dedicated to making it easier for our clients to grow and more efficiently operate their business."

Additionally, today Thryv issued an 8-K detailing the refinancing of its Term Loan and ABL, along with a press release regarding its new share repurchase program.

“We had a solid start to 2024 and raising full year guidance for SaaS,” stated Paul Rouse, Chief Financial Officer. “In the first quarter, we reported SaaS revenue growth of 24% and our primary focus continues to be accelerating profitable growth in the SaaS business while maintaining a strong and healthy balance sheet.”

First Quarter 2024 Highlights:
•Total SaaS revenue was $74.3 million, a 24% increase year-over-year
•Total Marketing Services revenue was $159.3 million, a 14% decrease year-over-year
•Consolidated total revenue was $233.6 million, a decrease of 5% year-over-year
•Consolidated net income was $8.4 million, or $0.22 per diluted share; compared to net income of $9.3 million, or $0.25 per diluted share, for the first quarter of 2023
•Consolidated Adjusted EBITDA was $54.1 million, representing an Adjusted EBITDA margin of 23.2%
•Total SaaS Adjusted EBITDA was $3.4 million, representing an Adjusted EBITDA margin of 4.6%
•Total Marketing Services Adjusted EBITDA was $50.7 million, representing an Adjusted EBITDA margin of 31.8%
•Consolidated Gross Profit was $153.6 million
•Consolidated Adjusted Gross Profit1 was $159.6 million
•SaaS Gross Profit was $49.1 million
•SaaS Adjusted Gross Profit was $50.9 million, representing an Adjusted Gross Profit Margin of 68.4%
SaaS Metrics
•Total SaaS clients increased 30% year-over-year to 70 thousand for the first quarter of 2024
•Seasoned Net Dollar Retention2 was 94% for the first quarter of 2024, an increase of 300 bps year-over-year
•SaaS monthly Average Revenue per Unit (“ARPU”)3 was $369 for the first quarter of 2024
•ThryvPay total payment volume was $62 million, an increase of 40% year-over-year

Outlook
Based on information available as of May 1, 2024, Thryv is issuing guidance4 for the second quarter of 2024 and full year 2024 as indicated below:

	2nd Quarter	Full Year
(in millions)	2024	2024
SaaS Revenue	$77.5 - $79.5	$326 - $329
SaaS Adjusted EBITDA	$6.5 - $7.5	$28 - $30

	2nd Quarter	3rd Quarter	4th Quarter	Full Year
(in millions)	2024	2024	2024	2024
Marketing Services Revenue	$141 - $144	$97 - $99	$90 - $92	$487 - $494
Marketing Services Adjusted EBITDA				$130 - $133

1 Defined as Gross profit adjusted to exclude the impact of depreciation and amortization expense and stock-based compensation expense.
2 Seasoned Net Dollar Retention is defined as net dollar retention excluding clients acquired over the previous 12 months.
3 Defined as total client billings for a particular month divided by the number of clients that have one or more revenue-generating solutions in that same month.
4 These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.

Earnings Conference Call Information
Thryv will host a conference call on Thursday, May 2, 2024 at 8:30 a.m. (Eastern Time) to discuss the Company's first quarter 2024 results.

For analysts to register for this conference call, please use this link. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. We recommend registering a day in advance or at a minimum thirty minutes prior to the start of the call. To listen to the webcast, please use this link or visit Thryv's Investor Relations website at investor.thryv.com. A live webcast will also be available on the Investor Relations section of the Company's website at investor.thryv.com.

If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial (800) 770-2030 or (647) 362-9199 and enter “44819.”

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended
	March 31,
(in thousands, except share and per share data)	2024	2023
Revenue	$233,624	$245,555
Cost of services	79,983	90,747
Gross profit	153,641	154,808

Operating expenses:
Sales and marketing	70,091	76,343
General and administrative	52,416	47,680
Total operating expenses	122,507	124,023

Operating income	31,134	30,785
Other income (expense):
Interest expense	(13,359)	(16,488)
Other components of net periodic pension cost	(1,581)	(121)
Other expense	(2,373)	(366)
Income before income tax expense	13,821	13,810
Income tax expense	(5,397)	(4,496)
Net income	$8,424	$9,314
Other comprehensive income (loss):
Foreign currency translation adjustment, net of tax	(265)	(2,188)
Comprehensive income	$8,159	$7,126

Net income per common share:
Basic	$0.24	$0.27
Diluted	$0.22	$0.25

Weighted-average shares used in computing basic and diluted net income per common share:
Basic	35,186,121	34,606,864
Diluted	37,985,785	36,981,652

Thryv Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$14,394	$18,216
Accounts receivable, net of allowance of $17,829 in 2024 and $14,926 in 2023	204,119	205,503
Contract assets, net of allowance of $39 in 2024 and $35 in 2023	4,578	2,909
Taxes receivable	2,855	3,085
Prepaid expenses	31,606	17,771
Deferred costs	15,106	16,722
Other current assets	2,359	2,662
Total current assets	275,017	266,868
Fixed assets and capitalized software, net	37,836	38,599
Goodwill	299,626	302,400
Intangible assets, net	11,626	18,788
Deferred tax assets	131,357	128,051
Other assets	31,373	28,464
Total assets	$786,835	$783,170

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$19,743	$10,348
Accrued liabilities	89,142	105,903
Current portion of unrecognized tax benefits	24,515	23,979
Contract liabilities	45,846	44,558
Current portion of long-term debt	52,500	70,000
Other current liabilities	7,953	8,402
Total current liabilities	239,699	263,190
Term Loan, net	239,331	230,052
ABL Facility	55,737	48,845
Pension obligations, net	70,828	69,388
Other liabilities	14,174	18,995
Total long-term liabilities	380,070	367,280
Commitments and contingencies
Stockholders' equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 63,306,246 shares issued and 35,826,908 shares outstanding at March 31, 2024; and 62,660,783 shares issued and 35,302,746 shares outstanding at December 31, 2023	633	627
Additional paid-in capital	1,159,754	1,151,259
Treasury stock - 27,479,338 shares at March 31, 2024 and 27,358,037 shares at December 31, 2023	(488,087)	(485,793)
Accumulated other comprehensive loss	(15,456)	(15,191)
Accumulated deficit	(489,778)	(498,202)
Total stockholders' equity	167,066	152,700
Total liabilities and stockholders' equity	$786,835	$783,170

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Three Months Ended March 31,
(in thousands)	2024	2023
Cash Flows from Operating Activities
Net income	$8,424	$9,314
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,553	15,431
Amortization of deferred commissions	4,849	2,688
Amortization of debt issuance costs	1,310	1,361
Deferred income taxes	(3,110)	(1,675)
Provision for credit losses and service credits	7,475	5,755
Stock-based compensation expense	5,289	5,393
Other components of net periodic pension cost	1,581	121
Loss (gain) on foreign currency exchange rates	2,373	(881)
Other	(3,152)	(756)
Changes in working capital items, excluding acquisitions:
Accounts receivable	(9,750)	16,268
Contract assets	(1,670)	463
Prepaid expenses and other assets	(18,169)	(17,367)
Accounts payable and accrued liabilities	(5,754)	(6,515)
Other liabilities	1,189	2,711
Net cash provided by operating activities	5,438	32,311

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(7,278)	(5,136)
Net cash used in investing activities	(7,278)	(5,136)

Cash Flows from Financing Activities
Payments of Term Loan	(9,368)	(35,000)
Proceeds from ABL Facility	205,351	272,857
Payments of ABL Facility	(198,459)	(255,179)
Other	918	267
Net cash used in financing activities	(1,558)	(17,055)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(723)	(290)
(Decrease) increase in cash, cash equivalents and restricted cash	(4,121)	9,830
Cash, cash equivalents and restricted cash, beginning of period	20,530	18,180
Cash, cash equivalents and restricted cash, end of period	$16,409	$28,010

Supplemental Information
Cash paid for interest	$11,911	$15,008
Cash paid (received) for income taxes, net	$1,915	$(992)

Segment Information

During first quarter of 2024, the Company changed the internal reporting provided to the chief operating decision maker (“CODM”). As a result, the Company reevaluated its segment reporting and determined that Thryv U.S. Marketing Services and Thryv International Marketing Services should be reflected as a single reportable segment, and that Thryv U.S. SaaS and Thryv International SaaS should be reflected as a single reportable segment. As such, beginning on January 1, 2024, the results of our Marketing Services and SaaS businesses will be presented as two reportable segments. Comparative prior periods have been recast to reflect the current presentation.

The following tables summarize the operating results of the Company's reportable segments:

	Three Months Ended March 31,		Change
(in thousands)	2024	2023	Amount	%
Revenue
Marketing Services	$159,302	$185,626	$(26,324)	(14.2)%
SaaS	74,322	59,929	14,393	24.0%
Total Revenue	$233,624	$245,555	$(11,931)	(4.9)%

Segment Gross Profit
Marketing Services	$104,546	$117,654	$(13,108)	(11.1)%
SaaS	49,095	37,154	11,941	32.1%
Consolidated Segment Gross Profit	$153,641	$154,808	$(1,167)	(0.8)%

Segment EBITDA
Marketing Services	$50,679	$58,673	$(7,994)	(13.6)%
SaaS	3,435	(204)	3,639	NM
Consolidated Adjusted EBITDA	$54,114	$58,469	$(4,355)	(7.4)%

Non-GAAP Measures
Our results included in this press release include Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Gross Profit, which are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of Adjusted EBITDA to Net income and Adjusted Gross Profit to Gross profit. Both Net income and Gross profit are the most comparable GAAP financial measure to Adjusted EBITDA and Adjusted Gross Profit, respectively. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.
The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Net income:

	Three Months Ended March 31,
(in thousands)	2024	2023
Reconciliation of Adjusted EBITDA
Net income	$8,424	$9,314
Depreciation and amortization expense	14,553	15,431
Interest expense	13,359	16,488
Stock-based compensation expense (1)	5,289	5,393
Restructuring and integration expenses (2)	5,265	5,340
Non-cash gain from remeasurement of indemnification asset (3)	—	(756)
Transaction costs (4)	—	373
Income tax expense	5,397	4,496
Other components of net periodic pension cost (5)	1,581	121
Other (6)	246	2,269
Adjusted EBITDA	$54,114	$58,469
(1)We record stock-based compensation expense related to the amortization of grant date fair value of the Company’s stock-based compensation awards.
(2)For the three months ended March 31, 2024 and 2023, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, and costs associated with abandoned facilities and system consolidation.
(3)In connection with the YP acquisition, the seller indemnified us for future potential losses associated with certain federal and state tax positions taken in tax returns filed by the seller prior to the acquisition date.
(4)Expenses related to the Yellow acquisition and other transaction costs.
(5)Other components of net periodic pension cost is from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs. The most significant component of Other components of net periodic pension cost relates to periodic mark-to-market pension remeasurement.
(6)Other primarily represents foreign exchange-related expense.

The following tables set forth reconciliations of Adjusted Gross Profit and Adjusted Gross Margin, to their most directly comparable GAAP measures, Gross profit and Gross margin:

	Three Months Ended March 31, 2024
(in thousands)	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$104,546	$49,095	$153,641
Plus:
Depreciation and amortization expense	4,072	1,704	5,776
Stock-based compensation expense	113	60	173
Adjusted Gross Profit	$108,731	$50,859	$159,590
Gross Margin	65.6%	66.1%	65.8%
Adjusted Gross Margin	68.3%	68.4%	68.3%

	Three Months Ended March 31, 2023
(in thousands)	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$117,654	$37,154	$154,808
Plus:
Depreciation and amortization expense	5,697	1,287	6,984
Stock-based compensation expense	103	46	149
Adjusted Gross Profit	$123,454	$38,487	$161,941
Gross Margin	63.4%	62.0%	63.0%
Adjusted Gross Margin	66.5%	64.2%	65.9%

Supplemental Financial Information
The following supplemental financial information provides Revenue, Adjusted EBITDA and Adjusted EBITDA Margin by (i) Marketing Services businesses and (ii) SaaS businesses. Total SaaS Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Total Marketing Services Adjusted EBITDA and Adjusted EBITDA margin are also non-GAAP financial measures. These non-GAAP financial measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of these non-GAAP financial measures to the corresponding segment financial measures presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our global SaaS and Marketing Services financial performance, enhance the overall understanding of our global SaaS and Marketing Services past financial performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods.

	Three Months Ended March 31, 2024
(in thousands)	Marketing Services	SaaS	Total
Revenue	$159,302	$74,322	$233,624
Adjusted EBITDA	50,679	3,435	54,114
Adjusted EBITDA Margin	31.8%	4.6%	23.2%

	Three Months Ended March 31, 2023
(in thousands)	Marketing Services	SaaS	Total
Revenue	$185,626	$59,929	$245,555
Adjusted EBITDA	58,673	(204)	58,469
Adjusted EBITDA Margin	31.6%	(0.3)%	23.8%

Forward-Looking Statements
Certain statements contained herein are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “target”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: the Company’s ability to maintain adequate liquidity to fund operations; the Company’s future operating and financial performance; the Company’s ability to consummate acquisitions, or, if consummated, to successfully integrate acquired businesses into the Company’s operations, the Company’s ability to recognize the benefits of acquisitions, or the failure of an acquired company to achieve its plans and objectives; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; our ability to retain existing business and obtain and retain new business; general economic or business conditions affecting the markets we serve; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to attract and retain key managers; increased competition in our markets; our ability to obtain future financing due to changes in the lending markets or our financial position; our ability to maintain agreements with major Internet search and local media companies; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; and our ability to anticipate or respond effectively to changes in technology and consumer preferences as well as the risks and uncertainties set forth in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv

Thryv Holdings, Inc. (NASDAQ:THRY) is the provider of the leading do-it-all small business software platform that empowers small businesses to modernize how they work. It offers small business owners everything they need to communicate effectively, manage their day-to-day operations, and grow — all in one place — giving up to 20 hours back in their week. Thryv's customizable platform features three centers: Thryv Command Center, a freemium central communications hub, Business CenterSM and Marketing CenterSM. Over 300,000 businesses globally use Thryv to connect with local customers and take care of everything they do, start to finish. For more information, visit thryv.com.

Media Contact:
Julie Murphy
Thryv, Inc.
617.967.5426
julie.murphy@thryv.com

Investor Contact:
Cameron Lessard
Thryv, Inc.
214.773.7022
cameron.lessard@thryv.com

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